Exhibit 16.1
January 21, 2026
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Everus Construction Group, Inc.’s Form 8-K dated January 21, 2026, and have the following comments:

1.We agree with the statements made in the section titled “Dismissal of Independent Registered Public Accounting Firm.”

2.We have no basis on which to agree or disagree with the statements made in the section titled “Engagement of New Independent Registered Public Accounting Firm.”

Yours truly,

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota